As filed with the Securities and Exchange Commission on September 8, 2017

Registration No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
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WORLD ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)
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South Carolina (State or other jurisdiction of incorporation or organization)	57-0425114 (I.R.S. Employer Identification No.)
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108 Frederick Street
Greenville, South Carolina 29607
Telephone: (864) 298-9800
(Address, including zip code, and telephone number, including area code, of principal executive offices)
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World Acceptance Corporation 2017 Stock Incentive Plan
(Full title of the plan)
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Janet Lewis Matricciani
Chief Executive Officer
World Acceptance Corporation
108 Frederick Street
Greenville, South Carolina 29607
Telephone: (864) 298-9800
(Name and address, including zip code, and telephone number, including area code, of agent for service of process)
With copies to:
Melinda Davis Lux
Jane Jeffries Jones
Womble Carlyle Sandridge & Rice, LLP
550 South Main Street, Suite 400
Greenville, South Carolina 29601
Telephone: (864) 255-5400
Facsimile: (864) 255-5440

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, no par value per share	1,100,000 shares(1)	$75.09(2)	$82,599,000.00(2)	$9,573.22(2)

(1)
This amount represents (i) 850,000 shares of common stock of World Acceptance Corporation (the “Registrant”) approved for issuance under the World Acceptance Corporation 2017 Stock Incentive Plan (the “2017 Plan”), and (ii) up to 250,000 shares of the Registrant’s common stock that may return to the share reserve of the 2017 Plan pursuant to the forfeiture, cancellation, termination, expiration, or lapse of outstanding awards granted under the World Acceptance Corporation 2011 Stock Incentive Plan or the World Acceptance Corporation 2008 Stock Incentive Plan without the issuance of shares or pursuant to which such shares are forfeited or reacquired by the Registrant, as further described in the 2017 Plan. This Registration Statement also registers additional securities to be offered or issued upon adjustment or changes made to the registered securities by reason of any stock splits, stock dividends or similar transactions as permitted by Rule 416(a) and Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)
Pursuant to Rules 457(c) and (h)(1) of the Securities Act, based on the average ($75.09) of the high ($76.08) and low ($74.10) prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on August 31, 2017.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1.    Plan Information*

Item 2.    Registration Information and Employee Plan Annual Information*

*
The documents containing the information specified in Part I of this Registration Statement on Form S-8 (the “Registration Statement”) will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.    Incorporation of Documents by Reference
The following documents filed with the Commission by World Acceptance Corporation (the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in this Registration Statement:

(i)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, filed by the Registrant on June 29, 2017;

(ii)
the information contained in the Registrant’s Definitive Proxy Statement on Schedule 14A, filed by the Registrant on July 31, 2017 and incorporated into Part III of the Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017;

(iii)	the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed by the Registrant on August 8, 2017;

(iv)	the Registrant’s Current Reports on Form 8-K, filed by the Registrant on August 29, 2017 and September 1, 2017;

(v)
the description of the Registrant’s common stock, no par value per share, contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-37794), filed by the Registrant on October 18, 1991, including any amendment or report filed for the purpose of updating such description; and

(vi)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the period referred to in (i), above.

     All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement (except for any portions of the Registrant’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission) and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.

Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6.    Indemnification of Directors and Officers
Section 33-2-102(e) of the South Carolina Business Corporation Act of 1988, as amended (the “Business Corporation Act”), enables a corporation that has a class of voting shares registered pursuant to Section 12 of the Exchange Act to eliminate or limit, through provisions in its original or amended articles of incorporation, the personal liability of a director for violations of the director’s fiduciary duties, except (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve gross negligence, intentional misconduct or a knowing violation of law, (iii) any liability imposed pursuant to Section 33-8-330 of the Business Corporation Act (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant’s second amended and restated articles of incorporation contain provisions limiting the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.
Sections 33-8-500 to 33-8-580 of the Business Corporation Act provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, in the case of criminal proceedings, had no reasonable cause to believe that the challenged conduct was unlawful. A South Carolina corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must provide indemnification against the expenses that such officer or director actually and reasonably incurred.
The Registrant’s second amended and restated articles of incorporation provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by the Business Corporation Act.

Section 33-8-570 of the Business Corporation Act authorizes the Registrant to provide liability insurance for directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant. The Registrant has obtained policies insuring its directors and officers and directors and officers of its subsidiary companies, and the Registrant and its subsidiary companies to the extent they may be required or permitted to indemnify such officers or directors, against certain liabilities arising from acts or omissions in the discharge of their duties that they shall become legally obligated to pay.
Item 7. Exemption from Registration Claimed.
Not applicable.

Item 8.    Exhibits
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description of Document

4.1
Second Amended and Restated Articles of Incorporation of World Acceptance Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-107426) filed with the Commission on July 29, 2003)

4.2
Sixth Amended and Restated Bylaws of World Acceptance Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed with the Commission on September 1, 2017)

4.3	Specimen Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 33-42879) filed with the Commission on October 28, 1991)
5*	Opinion of Womble Carlyle Sandridge & Rice, LLP
23.1*	Consent of RSM US LLP
23.2*	Consent of Womble Carlyle Sandridge & Rice, LLP (included as part of Exhibit 5)
24*	Power of Attorney (included in the signature pages to this Registration Statement)
99*	World Acceptance Corporation 2017 Stock Incentive Plan

Item 9. Undertakings.
(a)    The undersigned registrant hereby undertakes:

     (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

         (iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)       The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina on September 8, 2017.

WORLD ACCEPTANCE CORPORATION

By:	/s/ Janet Lewis Matricciani
Name: Janet Lewis Matricciani
Title: Chief Executive Officer

POWER OF ATTORNEY
Each of the undersigned, being a director and/or officer of World Acceptance Corporation (the “Company”), hereby nominates, constitutes and appoints Janet Lewis Matricciani, John L. Calmes Jr. and Tara E. Trantham, or any one of them severally, to be his or her true and lawful attorney-in-fact and to sign in his or her name and on his or her behalf in any and all capacities stated below, and to file with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-8 (the “Registration Statement”) and to file any and all amendments, including post-effective amendments, exhibits and other documents and instruments in connection therewith, to the Registration Statement, making such changes to the Registration Statement as such attorney-in-fact deems appropriate, and generally to do all such things on his or her behalf in any and all capacities stated below to enable the Company to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Commission.
Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities indicated below on September 8, 2017.

Signature	Title

/s/ Janet Lewis Matricciani	Chief Executive Officer and Director (principal executive officer)
Janet Lewis Matricciani

/s/ John L. Calmes Jr.	Chief Financial Officer (principal financial officer and principal accounting officer)
John L. Calmes Jr.

/s/ Ken R. Bramlett, Jr.	Chairman of the Board of Directors
Ken R. Bramlett, Jr.

/s/ James R. Gilreath	Director
James R. Gilreath

/s/ Scott J. Vassalluzzo	Director
Scott J. Vassalluzzo

/s/ Charles D. Way	Director
Charles D. Way

/s/ Darrell E. Whitaker	Director
Darrell E. Whitaker

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1
Second Amended and Restated Articles of Incorporation of World Acceptance Corporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-8 (File No. 333-107426) filed with the Commission on July 29, 2003)

4.2
Sixth Amended and Restated Bylaws of World Acceptance Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37794) filed with the Commission on September 1, 2017)

4.3	Specimen Share Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 33-42879) filed with the Commission on October 28, 1991)
5*	Opinion of Womble Carlyle Sandridge & Rice, LLP
23.1*	Consent of RSM US LLP
23.2*	Consent of Womble Carlyle Sandridge & Rice, LLP (included as part of Exhibit 5)
24*	Power of Attorney (included in the signature pages to this Registration Statement)
99*	World Acceptance Corporation 2017 Stock Incentive Plan

* Filed herewith.